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                                        LEASE

                                       BETWEEN

                                   BOSTON WHARF CO.

                                           Landlord

                                         AND

                          INVESTMENT TECHNOLOGY GROUP, INC.

                                           Tenant


                                 44 Farnsworth Street
                                Boston, Massachusetts


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                                  AGREEMENT OF LEASE


     AGREEMENT OF LEASE made as of the ______ day of March, 1995, by and between BOSTON WHARF CO., a Massachusetts general partnership (hereinafter referred to as "Landlord") and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                 W I T N E S S E T H:

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire ninth (9th) floor, as shown on Exhibit A attached hereto and made a part hereof (hereinafter referred to as the "Premises" or the "Demised Premises") contained in the building known and numbered as 44 Farnsworth Street, Boston, Suffolk County, Massachusetts (hereinafter referred to as the "Building").

1.   REFERENCE DATA

     Each reference in this Lease to any of the terms and titles contained in this Article shall be deemed and construed to incorporate the data stated following that term or title in this Article.

1)   Additional Rent:         Sums or other charges payable by Tenant to
                              Landlord under this Lease, other than Yearly Fixed
                              Rent.

2)   Broker:                  Thompson, Doyle & Company, Inc. and
                              The Codman Company, Inc.

3)   Business Day:            All days except Saturdays, Sundays, days defined
                              as "legal holidays" for the entire state under the laws of the Commonwealth of Massachusetts, and such other days as Tenant presently or in the future recognizes as holidays for Tenant's general staff.

4)   Land:                    The parcel of land on which the Building is
                              situated.

5)   Landlord's Address:      253 Summer Street
                              Boston, Massachusetts  02210

6)   Landlord's Architect:    Any licensed architect designated by Landlord.

7)   Landlord's Construction
     Contribution:            As defined in Section 4.1.


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8)   Landlord's Additional
     Allowance:               As defined in Section 4.1.

9)   Lease Year:              A twelve (12) month period beginning on the Term
                              Commencement Date and each succeeding twelve (12) month period during the Term of this Lease, except that if the Term Commencement Date shall be other than the first day of a calendar month, the first
                              Lease Year shall include the partial calendar month in which the Term Commencement Date occurs as well as the succeeding twelve (12) full calendar months.

10)  Mortgage:                A mortgage, deed of trust, trust indenture, or
                              other security instrument of record creating an interest in or affecting title to the Property or any part thereof or interest therein, and any and all renewals, modifications, consolidations or extensions of any such instrument.

11)  Mortgagee:               The holder of any Mortgage.

12)  Property:                The Land and Building.

13)  Rent:                    Yearly Fixed Rent and Additional Rent.

14)  Rentable Area:           10,588 square feet.

15)  Tenant's Address:        900 Third Avenue, New York, New York 10022

16)  Term Commencement Date:  As defined in Section 3.2.

17)  Term of this Lease:      As defined in Section 3.1.

18)  Termination Date:        As defined in Section 3.1.

19)  Use of Demised Premises: General office purposes


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20)  Yearly Fixed Rent:

     With respect to the
     following Lease Years:   Yearly Fixed Rent shall be:
     ----------------------   ---------------------------
     First through Third           $201,172.08
     Fourth and Fifth              $227,642.04
     Sixth through Tenth           $248,818.08

2.   DESCRIPTION OF DEMISED PREMISES

     2.1 DEMISED PREMISES. The Demised Premises are that portion of the Building as described above (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter expressly reserved in Articles 8 and 18 and
Section 15.2).

     2.2 APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the Demised Premises, rights to use in common with others entitled thereto, those common roadways, walkways, elevators, hallways and stairways necessary for access to that portion of the Building occupied by the Demised Premises.

     2.3 RESERVATIONS. All the perimeter walls of the Demised Premises except the inner surfaces thereof, any space in or adjacent to the Demised Premises used for servicing other portions of the Building exclusively or in common with the Demised Premises, including without limitation (where applicable) shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord.

3.   TERM OF LEASE

     3.1 TERM. The Term of this Lease is ten (10) years (or until such Term shall sooner cease or expire) commencing on the Term Commencement Date and ending on the day immediately prior to the tenth (10th) anniversary thereof, except that if the Term Commencement Date is other than the first day of a calendar month, the Term of this Lease shall end on the last day of the calendar month in which said tenth (10th) anniversary occurs. The date on which the Term of this Lease is scheduled to expire is hereinafter referred to as the "Termination Date".

     3.2 TERM COMMENCEMENT DATE. The Term Commencement Date shall be the earlier of (a) the date on which Tenant undertakes Use of the Demised Premises or any part thereof for the purpose set forth in Article 1, or (b) April 15, 1995.

     3.3  OPTION TO EXTEND.  So long as this Lease remains in

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full force and effect without any default by Tenant beyond the applicable grace period, Tenant may extend the Term of this Lease for five (5) years by giving notice of such election to Landlord at least twelve (12) months prior to the originally-scheduled Termination Date. Such extension shall be on the same terms and conditions set forth herein, subject to the provisions of
Section 6.1, except that Tenant shall have no further option to extend said
Term.

4.   CONDITION OF DEMISED PREMISES

     4.1 TENANT'S WORK. Tenant shall accept the Demised Premises "as is" on the date hereof and Landlord shall have no obligation whatsoever to prepare the Demised Premises for occupancy by Tenant. Any such work performed by Tenant shall be subject to the provisions of this Lease, including without limitation Articles 10 and 11. Landlord shall pay to Tenant, upon written request from time to time (but not more frequently than monthly) and pro rata as such work progresses, an amount equal to the cost thereof not in excess of $317,640 (hereinafter referred to as "Landlord's Construction Contribution"). Any unused balance of Landlord's Contribution plus an additional allowance in the amount of $21,176 (hereinafter referred to as "Landlord's Additional Allowance") may be applied to any other costs (including without limitation architectural, engineering, space planning and moving expenses) incurred by Tenant in relocating its business operations to the Demised Premises. The disbursement of any portion of Landlord's Construction Contribution or Landlord's Additional Allowance shall be made within fifteen (15) days following the receipt by Landlord of invoices, receipts and other documentation evidencing to Landlord's reasonable satisfaction the costs on account of which such disbursement has been requested, as well as releases and waivers of any mechanic's and other liens for any labor or materials furnished as part of such work. Any portion of Landlord's Construction Contribution or Landlord's Additional Allowance not paid within fifteen (15) days from the date when due in accordance with the foregoing provisions shall bear interest thereafter at a rate equal to one percent in excess of the so-called "prime rate" charged from time to time by the First National Bank of Boston, and may be deducted from installments of Yearly Fixed Rent next becoming due hereunder.

     4.2 ENTRY BY TENANT; INTERFERENCE WITH CONSTRUCTION. Tenant may enter the Demised Premises prior to the Term Commencement Date to undertake such work as is to be performed by Tenant pursuant to this Lease in order to prepare the Demised Premises for Tenant's occupancy. Such entry shall be deemed to be pursuant to a license from Landlord to Tenant and shall be at the risk of Tenant. In no event shall Tenant interfere with any construction work being performed by or on behalf of Landlord in or around the Building; without limiting the generality of the foregoing, Tenant shall comply with all instructions issued by Landlord's contractors relative to the moving of Tenant's

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equipment and other property into the Demised Premises and shall pay any fees or costs imposed in connection therewith.

5.   USE OF PREMISES

     5.1 PERMITTED USE. Tenant shall during the Term of this Lease occupy and use the Demised Premises for the permitted Use set forth in Article 1 and for no other purpose. Service and utility areas (whether or not a part of the Demised Premises) shall be used only for the particular purpose for which they are designated.

     5.2 PROHIBITED USES. Tenant shall not use, or suffer or permit the use of, or suffer or permit anything to be done in or anything to be brought into or kept in, the Demised Premises or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease,
(ii) for any unlawful purposes or in any unlawful manner, or (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair or tend to impair the appearance or reputation of the Building, (b) impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or with the use of any of the other areas of the Building, or (c) occasion discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building, whether through the transmission of noise or odors or otherwise. Without limiting the generality of the foregoing, no food shall be prepared or served for consumption by the general public on or about the Demised Premises; no intoxicating liquors or alcoholic beverages shall be sold or otherwise served for consumption by the general public on or about the Demised Premises; no lottery tickets (even where the sale of such tickets is not illegal) shall be sold and no gambling, betting or wagering shall otherwise be permitted on or about the Demised Premises; no machinery shall be operated in the Demised Premises if such operation involves vibratory motion of any kind perceptible outside the Demised Premises; no loitering shall be permitted on or about the Demised Premises; and no loading or unloading of supplies or other material to or from the Demised Premises shall be permitted on the Land except at times and in locations to be designated by Landlord. The Demised Premises shall be maintained in a sanitary condition, and kept free of rodents and vermin. All trash and rubbish shall be suitably stored in the Demised Premises or other locations designated by Landlord from time to time.

     5.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and

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conditions of each such license or permit.

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6.   RENT

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     6.1  YEARLY FIXED RENT.  Tenant shall pay to Landlord, without any set-off or deduction (except as otherwise expressly provided herein), at Landlord's office, or to such other person or at such other place as Landlord may designate by notice to Tenant, the Yearly Fixed Rent set forth in Article 1, provided however that, if Tenant duly exercises its option pursuant to Section 3.3 to extend the Term hereof, the Yearly Fixed Rent shall be increased effective as of the commencement of such extension period to reflect 95% of the fair market rental value of the Demised Premises for the balance of the Term of this Lease, taking into account (among other relevant criteria) rents charged for comparable office building space and Tenant's obligations to pay Additional Rent and all other provisions of this Lease. In no event shall said fair market rental value take into account any improvements made by Tenant to the Demised Premises (except to the extent funded by Landlord's Construction Contribution), nor the fact that Landlord has no obligation to refurbish or renovate the Demised Premises at any time prior to or during such extension period. Said fair market rental value shall be as determined in a notice given by Landlord to Tenant at least six (6) months prior to the commencement of such extension period, provided however that if Tenant notifies Landlord of its objection to said determination within ten (10) days after the giving of such notice by Landlord, and if Landlord and Tenant cannot mutually agree upon the same within seventy-five (75) days following receipt of Tenant's objection, then in such event said fair market rental value shall be determined by appraisers, one to be chosen by Landlord, one to be chosen by Tenant, and a third to be selected by the two first chosen. All appraisers chosen or selected hereunder shall be independent of the parties, shall have received the M.A.I. (Member, Appraisal Institute) designation from the American Institute of Real Estate Appraisers and shall have had at least five (5) years of experience in appraising office space in the downtown section of the City of Boston. The unanimous written decision of the first two chosen, without selection and participation of a third appraiser, or otherwise the written decision of a majority of three appraisers chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen appraiser within ten (10) days following expiration of the aforesaid seventy-five (75) day period and, unless such two appraisers shall have reached a unanimous decision within thirty (30) days after having been chosen, they shall within a further ten (10) days elect a third appraiser and notify Landlord and Tenant thereof. Each party shall bear the expense of the appraiser chosen by such party pursuant to this Section, and the parties shall equally share the expense of the third appraiser (if any). If either party fails to notify the other of its chosen appraiser within thirty (30) days following expiration of the aforesaid seventy-five (75) day period, the other party's determination of the Yearly Fixed Rent for such extension period shall be binding and conclusive for purposes hereof, and no further appraisal proceedings shall be required. If the Yearly Fixed Rent for such extension period shall not have

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been determined prior to the commencement thereof, Tenant shall continue to pay Yearly Fixed Rent at the rate most recently in effect, subject to retroactive adjustment once the Yearly Fixed Rent for such period has in fact been determined. In no event shall the foregoing provision be construed so as to result in any reduction in the Yearly Fixed Rent payable by Tenant below $248,818.08. Yearly Fixed Rent shall be paid in equal monthly installments in advance on or before the first Business Day of each calendar month during the Term of this Lease and shall be apportioned for any fraction of a month in which Yearly Fixed Rent first becomes payable or in which the last day of the Term of this Lease may fall.

     6.2 TAXES. Tenant shall pay to Landlord as Additional Rent a proportionate share (as defined in Section 6.4) of all real estate taxes (including without limitation all betterment assessments, all fire service availability fees and similar charges for customary governmental services, all other charges in lieu of such taxes and any tax on any fixture installed in the Building, even if taxed as personal property) imposed against the Building and the Land, in excess of $230,685 (or, if higher, the amount of such taxes payable with respect to the calendar year ending December 31, 1995), pro-rated with respect to any portion of a fiscal year in which the Term of this Lease begins or ends. Such payments shall be due and payable in installments corresponding to those in which such taxes are payable by Landlord, and within twenty (20) days after Tenant shall have received a copy of the relevant tax bills. If Landlord shall receive any refund of real estate taxes of which Tenant has paid a portion pursuant to this Section, then, out of any balance remaining after deducting Landlord's reasonable expenses incurred in obtaining such refund, Landlord shall pay to Tenant the same proportionate share of said balance, prorated as set forth above. Tenant shall, if as and when demanded by Landlord and with each monthly installment of Yearly Fixed Rent, make tax fund payments to Landlord. "Tax fund payments" refer to such payments as Landlord shall determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and payable, all payments required from Tenant under this Section. In the event that said tax fund payments are so demanded, and if the aggregate of said tax fund payments is not adequate to pay Tenant's share of such taxes, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of said share, such payment to be due and payable at the time set forth above. Any surplus tax fund payments shall be accounted for to Tenant after payment by Landlord of the taxes on account of which they were made, and may be credited by Landlord against future Rent payments or promptly refunded to Tenant at Landlord's option.

     6.3 OPERATING EXPENSES. Tenant shall pay to Landlord as Additional Rent a proportionate share (as defined in Section 6.4) of all annual costs and expenses incurred by Landlord in the operation and maintenance of the Building and the Land in excess

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of $369,096 (or, if higher, the amount of such costs and expenses incurred with respect to the calendar year ending December 31, 1995), including, without limiting the generality of the foregoing, all such costs and expenses in connection with (1) insurance, sprinkler service, license fees, security, trash and rubbish removal, janitorial service, landscaping, and snow removal,
(2) wages, salaries, management fees not in excess of those generally paid by the owners of comparable properties to unaffiliated third parties, employee benefits, payroll taxes, administrative and auditing expenses, and equipment and materials for the operation, management and maintenance of the Property,
(3) any capital expenditure (amortized, with interest, in accordance with generally-accepted accounting principles on a so-called "useful life" basis) made by Landlord for the purpose of reducing other operating expenses or complying with any governmental requirement imposed after the date of this Lease, (4) the furnishing of heat, air conditioning, water and other utilities, (5) the operation and servicing of any computer system installed to regulate Building equipment, (6) the furnishing of the repairs and services referred to in Section 7.4, excluding expenditures incurred prior to the first anniversary of the Term Commencement Date on account of any such repair to the roof (including the existing skylight), structural components or common systems of the Building, (7) a reasonable reserve account and (8) unless operating expenses for a particular year include management fees, a supervisory and overhead fee which shall be in an amount equal to ten percent (10%) of all other such costs and expenses (the foregoing being hereinafter referred to as "operating expenses"). Notwithstanding the foregoing, operating expenses shall not include the cost of any special work or service (including without limitation the furnishing of electricity for the operation of air conditioning equipment) provided to a particular tenant, unless likewise provided to Tenant hereunder. If, during any portion of a fiscal year for which operating expenses are being computed pursuant to this Section, less than the entire rentable area of the Building is occupied or Landlord is not supplying all occupants with the same services being supplied hereunder, such costs and expenses shall be reasonably extrapolated in order to take into account the costs and expenses which would have been incurred had the entire rentable area of the Building been occupied and had such services been supplied to all occupants. As soon as Tenant's share of operating expenses with respect to any fiscal year established from time to time by Landlord can be determined, the same will be certified by Landlord to Tenant and will become payable to Landlord within thirty (30) days following such certification, subject to proration with respect to any portion of a fiscal year in which the Term of this Lease begins or ends or in the event that Landlord designates a different fiscal year. Tenant shall, if as and when demanded by Landlord and with each monthly installment of Yearly Fixed Rent, make operating fund payments to Landlord. "Operating fund payments" refer to such payments as Landlord shall determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and


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payable, all payments required from Tenant under this Section.  In the event that operating fund payments are so demanded, and if the aggregate of said operating fund payments is not adequate to pay Tenant's share of operating expenses, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of said share, such payment to be due and payable at the time set forth above. Any surplus operating fund payments shall be accounted for to Tenant after such surplus has been determined, and may be credited by Landlord against future Rent payments or promptly refunded to Tenant at Landlord's option. Tenant may, at its expense and following reasonable advance notice to Landlord, inspect Landlord's books and records relative to the computation of operating expenses and operating fund payments hereunder. In the event that Current Operating Expenses exceed Prior Operating Expenses by more than the Threshold Amount, Tenant may, by notice given to Landlord no later than sixty (60) days following Landlord's certification of such Current Operating Expenses pursuant to this Section, request a reduction of Tenant's proportionate share thereof. If Landlord does not allow such reduction in an amount satisfactory to Tenant within sixty (60) days following such notice, either party may, within thirty (30) days following said sixty (60) day period, refer the matter to arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association by a single arbitrator in Boston, Massachusetts, who shall, within thirty (30) days after his or her appointment, determine whether such Current Operating Expenses are unreasonable, taking into account costs and expenditures incurred for operating comparable office buildings. A judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction. All direct and reasonable costs of such arbitration, including the expense of the arbitrator but excluding any compensation paid to attorneys, agents, employees or witnesses of either party, shall be shared equally by Landlord and Tenant. Any award to Tenant as a result of such arbitration shall be no greater than Tenant's proportionate share of the amount by which Current Operating Expenses exceed the sum of Prior Operating Expenses and the Threshold Amount. Landlord shall pay interest to Tenant on such award, at a rate equal to two percent (2%) in excess of the prime commercial lending rate from time to time established by The First National Bank of Boston, for the period from the date when Tenant paid the amount in question to Landlord until the date when said amount was refunded by Landlord in accordance with such award. As used herein, the following terms shall be defined as hereinafter set forth:

     (a) "Current Operating Expenses" shall mean operating expenses incurred with respect to 1996 or any subsequent calendar year (hereinafter referred to as the "Current Year");

     (b)  "Prior Operating Expenses" shall mean


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          operating expenses incurred with respect to the calendar year immediately preceding the Current Year, provided however that Prior Operating Expenses shall in no event be less than $369,096;

     (c) "Threshold Amount" shall mean the amount calculated by multiplying Prior Operating Expenses times a percentage equal to two percent (2%) plus the percentage increase in the Price Index during the course of the Current Year; and

     (d) "Price Index" shall mean the Consumer Price Index for All Urban Consumers, Boston, Mass., All Items (1982-84 = 100), as published by the Bureau of Labor Statistics of the United States Department of Labor or, if the publication of said Index shall be discontinued, any similar statistical index which is designated by Landlord and may be used for the purpose of measuring the cost of living in the Boston urban area.

     6.4 TENANT'S PROPORTIONATE SHARE. Tenant's proportionate share of taxes and operating expenses pursuant to Sections 6.2 and 6.3 shall be computed according to the ratio (i.e., 11.475%) between the Rentable Area of the Demised Premises (as defined in Article 1) and the total rentable area of all space in the Building (agreed to be 92,274 square feet). Computations of rentable area other than in the Demised Premises shall be made by Landlord's Architect, whose good faith determination shall be conclusive and binding on Tenant.

     6.5 PAYMENT TO MORTGAGEE. Landlord reserves the right to provide in any Mortgage given by it of the Property that some or all rents, issues, and profits and all other amounts of every kind payable to the Landlord under this Lease shall be paid directly to the Mortgagee for Landlord's account and Tenant covenants and agrees that it will, after receipt by it of notice from Landlord designating such Mortgagee to whom payments are to be made by Tenant, pay such amounts thereafter becoming due directly to such Mortgagee until excused therefrom by notice from such Mortgagee.


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7.   UTILITIES AND LANDLORD'S SERVICES

     7.1 ELECTRICITY. Tenant shall purchase the electrical energy that Tenant requires for operation of the lighting fixtures, appliances and equipment (including without limitation all air conditioning equipment) servicing the Demised Premises. The costs of initially installing any required meter shall be paid by Landlord, but Tenant shall keep said meter and installation equipment in good working order and repair. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity unless due to the act or omission of Landlord. Tenant's use of electrical energy in the Demised Premises shall not at any time exceed the capacity (agreed to be 16.5 watts per square foot) of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electrical services Tenant shall give notice to Landlord and obtain Landlord's prior written consent whenever Tenant shall connect to the Building electrical distribution system any fixtures, appliances or equipment other than lamps, typewriters and similar small machines. Any additional feeders or risers to supply Tenant's electrical requirements in addition to those originally installed and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Tenant at the sole cost and expense of Tenant, provided that such additional feeders and risers are permissible under applicable laws and insurance regulations and the installation of such feeders or risers has been approved in writing by Landlord in advance thereof and will not cause permanent damage or injury to the Building or cause or create a dangerous condition or unreasonably interfere with other tenants of the Building. Tenant agrees that it will not make any alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any alteration or addition to such electrical equipment and/or appliances. Tenant, at Tenant's expense, shall purchase, install and replace all light fixtures, bulbs, tubes, lamps, lenses, globes, ballasts and switches used in the Demised Premises.

     7.2 WATER CHARGES. Landlord shall furnish hot and cold water for ordinary cleaning, toilet, kitchen, lavatory and drinking purposes to the extent required to service facilities approved by Landlord pursuant to Article 10. If Tenant requires, uses or consumes water for any purpose other than for such purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant's water consumption for

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all purposes.  In the latter event, Tenant shall pay the cost of the meter and the cost of installing any equipment required in connection therewith, and shall keep said meter and installation equipment in good working order and repair, and shall pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered.

     7.3  HEAT AND AIR CONDITIONING.

          (a) Landlord shall, through the equipment of the Building, furnish to and distribute in the Demised Premises heat as normal seasonal changes may require on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays (excluding holidays) from 8:00 a.m. until Noon when reasonably required for the comfortable occupancy of all portions of the Demised Premises by Tenant. Tenant agrees to cooperate fully with Landlord with regard to and abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating system.

          (b) Landlord's only obligation under this Lease with respect to the air conditioning of the Demised Premises is to maintain, repair and (when necessary) replace the Building equipment servicing the Demised Premises and to furnish chilled water therefor. The distribution of air conditioning within the Demised Premises utilizes, as part of said equipment, handlers which are operated electrically at Tenant's expense pursuant to Section 7.1.

          (c) Landlord will, upon reasonable advance written notice from Tenant of its requirements, furnish additional heat or air conditioning service to the Demised Premises on days and at times other than as provided in this Article. Tenant will pay to Landlord a reasonable charge (which shall be standard for all Building tenants and is currently calculated at an hourly rate per floor of $25.00 in the case of heat and $30.00 in the case of air conditioning) for any such additional heat or air conditioning service required by Tenant.

     7.4  REPAIRS AND OTHER SERVICES.  Except as otherwise provided in
Articles 16 and 18, and subject to Tenant's obligations in Article 12 and elsewhere in this Lease, Landlord shall (a) keep and maintain the roof (including the existing skylight), exterior walls, structural floor slabs and columns of the Building in good condition and repair, reasonable use and wear excepted, and maintain in good and workable condition the vertical buss ducts referenced in Section 27.9 as well as the common sanitary, electrical, heating, air conditioning and other systems of the Building, (b) provide cleaning services according to the cleaning standards set forth in Exhibit B attached hereto and made a part hereof, (c) keep all roadways, walkways and parking areas on the Property clean and remove all snow and ice therefrom, (d) replace windows whenever broken other than as a result of the act, omission, fault, negligence or misconduct of Tenant or Tenant's agents, contractors, employees or invitees, (e) employ a guard to be stationed at the main entrance of the Building from 4:30 p.m. until Midnight on Business Days and (f) arrange for the extermination of vermin in the common areas of the Building. In addition, Landlord shall complete the ongoing installation of a card system to regulate access to the main entrance and elevators of the Building no later than April 15, 1995 (in the case of said main entrance) and February 28, 1995 (in the case of said elevators).

     7.5 INTERRUPTION OR CURTAILMENT OF SERVICES. Landlord reserves the right temporarily to interrupt, curtail, stop or suspend the furnishing of services and the operation of any Building system, when necessary by reason of accident or emergency, or of repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems, except that Landlord shall exercise reasonable diligence to eliminate the cause of same.

8.   CHANGES OR ALTERATIONS BY LANDLORD

     Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, but subject to the applicable provisions of Section 15.2, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (provided however that Landlord may not materially alter the approved layout of the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Demised Premises by Tenant, except that Landlord shall not (except in case of emergency) be obligated to employ labor at so-called "over-time" or other premium pay rates. Nothing contained in this Article shall be deemed to relieve Tenant of any duty, obligation or liability which Tenant may have with respect to making or causing to be made any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to from time to time change the address of the Building, in which case Landlord shall reimburse all reasonable costs incurred by Tenant as a result of such change in order to replace stationery, business cards and the like and to notify clients of such change.

9.   FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY TENANT

     All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Demised Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided in this Lease. Where not built into the Demised Premises, and if furnished and installed by and at the sole expense of Tenant, all removable electric fixtures, air conditioning, drinking or tap water facilities, furniture, filing cabinets or trade fixtures or business equipment (hereinafter referred to as "Tenant's Removable Property") shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the Demised Premises or the Building and that the cost of repairing any damage to the Demised Premises or the Building arising from such removal shall be paid by Tenant, provided, however, that any of such items toward which Landlord shall have granted any allowance or credit to Tenant shall be deemed not to have been furnished and installed in the Demised Premises by or at the sole expense of Tenant.

10.  ALTERATIONS AND IMPROVEMENTS BY TENANT

     Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Demised Premises without Landlord's prior written consent and then only by contractors approved by Landlord (including without limitation those contractors identified in Exhibit D attached hereto and made a part hereof). No installations or other such work shall be undertaken or begun by Tenant until Landlord has approved written plans and specifications therefor; and no amendments or additions to such plans and specifications shall be made without prior written consent of Landlord. Any such alterations, decorations, installations, removals, additions and improvements shall be done at the sole expense of Tenant and at such times and in such manner as Landlord may from time to time reasonably designate. Any consent or approval required under this Article shall not be unreasonably withheld or delayed in the case of any proposed work of a non-structural nature which does not affect the common areas or facilities of the Property. Pursuant to the foregoing provisions, but subject to the receipt of reasonably acceptable engineering data, Landlord hereby consents to the work described in the plans and specifications referenced in Exhibit E attached hereto and made a part hereof (hereinafter referred to as "Tenant's Initial Work"). If Tenant shall make any alterations, decorations, installations, removals, additions or improvements, then Landlord may elect, at the time of consenting thereto, to require Tenant at the expiration of this Lease to restore the Demised Premises to substantially the same condition as existed at the Term Commencement Date. Landlord acknowledges that Landlord has not made such election with respect to any portion of Tenant's Initial Work other than Tenant's Removable Property.

11.  TENANT'S CONTRACTORS - MECHANICS' AND OTHER LIENS -
     STANDARD OF TENANT'S PERFORMANCE - COMPLIANCE WITH LAWS

     Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements or do any other work in or to the Demised Premises, Tenant will strictly observe the following covenants and agreements:

          (a) In no event shall any material or equipment be incorporated in or added to the Demised Premises in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant shall be discharged by Tenant within ten (10) days after notice thereof, at the expense of Tenant, by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at

Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

          (b) All installations or work done by Tenant under this or any other Article of this Lease shall be at its own expense (unless expressly otherwise provided) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof;
(ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; and (iii) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for its prior written approval in accordance with the provisions of Article 10.

          (c) Tenant shall procure all necessary permits before undertaking any work in the Demised Premises; do all such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements, and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work.

12.  REPAIRS AND SECURITY BY TENANT

     Subject to Landlord's repair obligations hereunder, Tenant shall keep or cause to be kept all and singular the Demised Premises in good repair, order and condition, damage by fire or other casualty excepted. Without limiting the generality of the foregoing, Tenant shall replace all windows and other glass, whenever broken as a result of the act, omission, fault, negligence or misconduct of Tenant or Tenant's agents, contractors, employees or invitees, with glass of the same quality.

     Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct (including without limitation the placement of any equipment exceeding the floor load or causing vibrations perceptible outside the Demised Premises) of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs in and about the Demised Premises necessary to preserve them in such repair, order and condition.

13.  INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

     13.1 INSURANCE. Tenant shall procure, keep in force and pay for (a) Comprehensive Public Liability Insurance indemnifying Landlord, any managing agent designated by Landlord, Tenant and (whenever Landlord shall so request) any Mortgagee against all claims and demands for injury to or death of persons or damage to property which may be claimed to have occurred upon the Demised Premises in the amounts which shall at the time Tenant and/or its contractors enter the Demised Premises in accordance with Article 4 of this Lease be not less than One Hundred Thousand Dollars ($100,000) for property damage and Two Million Dollars ($2,000,000) for injury or death of one person or more than one person in a single accident, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible office tenants in the Greater Boston area (provided however that Landlord may not require any such increase more than once during any thirty-six (36) month period) and (b) so-called contents and improvements insurance adequately insuring all property belonging to or removable by Tenant and situated in the Demised Premises.

     13.2 CERTIFICATES OF INSURANCE. Such insurance shall be effected with insurers authorized to do business in Massachusetts under valid and enforceable policies, and such policies shall name Landlord and Tenant and any additional parties designated by Landlord pursuant to Section 13.1 as the insureds, as their respective interests appear. Such insurance shall provide that it shall not be cancelled without at least ten (10) days' prior written notice to each insured named therein. Prior to entry by Tenant and/or its contractors into the Demised Premises in accordance with Article 4 of this Lease, and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in
Section 13.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord be delivered by Tenant to any additional parties designated by Landlord pursuant to Section 13.1 as the insureds.

     13.3 GENERAL. Tenant will save Landlord harmless, and will exonerate and indemnify Landlord, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

          (a) On account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Demised Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord or its agents, contractors or employees);

          (b) On account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Demised Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks or other appurtenances and facilities used in connection with the Building or Demised Premises) arising out of the use or occupancy of the Building or Demised Premises by Tenant, or any person claiming by, through or under Tenant;

          (c) On account of or based upon (including moneys due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) in the Demised Premises; and

          (d) On account of or resulting from the failure of Tenant to perform and discharge any of its covenants and obligations under this Lease; and, in respect of any of the foregoing items (a)-(d), from and against all costs, expenses (including without limitation reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall at Tenant's expense resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

     13.4 PROPERTY OF TENANT. In addition to and not in limitation of the foregoing, and subject only to the provisions of applicable law, Tenant covenants and agrees that all merchandise, furniture, fixtures and property of every kind, nature and description which may be in or upon the Demised Premises or the Building or the Land during the Term of this Lease shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever other than the negligence or misconduct of Landlord or its agents, contractors or employees, no part of said damage or loss shall be charged to, or borne by Landlord.

     13.5 BURSTING OF PIPES, ETC. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or caused by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, contractors or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without such condition having been cured or corrected; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable (subject only to its repair obligations hereunder) for any latent defect in the Demised Premises or in the Building.

     13.6 LANDLORD'S LIABILITY INSURANCE. Landlord shall keep in force liability insurance for its own benefit without any obligation to include Tenant as a named or additional insured party and without in any way limiting Tenant's obligations pursuant to Section 13.1. Any insurance maintained by Tenant pursuant to said Section shall be primary and non-contributing with respect to any policies carried by Landlord.

14.  ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

     Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily or by operation of law), and that neither the Demised Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for any reason whatsoever, by anyone other than Tenant, or for any use or purpose other than as stated in Article 1, or be sublet, without the prior written consent of Landlord in every case. Such consent shall not, in the case of a proposed subletting, be unreasonably withheld or delayed.

     In connection with any request by Tenant for such consent, Tenant shall submit to Landlord, in writing, a statement containing all of the terms and provisions upon which the proposed transaction is to occur. If the rent received by Tenant on account of a proposed assignment or sublease requiring such consent exceeds the Yearly Fixed Rent and Additional Rent, allocated to the space subject to the assignment or sublease in the proportion of the area of such space to the area of the entire Demised Premises, plus actual out-of-pocket expenses incurred by Tenant in connection therewith, including brokerage commissions, marketing expenses and the cost of preparing such space for occupancy, Tenant shall pay to Landlord one hundred (100) percent of such excess, as received by Tenant. Notwithstanding the foregoing provisions of this paragraph and except as otherwise hereinafter set forth, in the event Tenant proposes to assign this Lease or enter into a sublease such that all or substantially all of the Demised Premises will have been sublet, Landlord, at Landlord's option, may give to Tenant, within thirty
(30) days after the submission by Tenant to

Landlord of such proposal, a notice terminating this Lease on the date (referred to as the "Earlier Termination Date") immediately prior to the effective date of the proposed assignment or the proposed commencement date of the term of the proposed subletting, as set forth in such proposal, and, in the event such notice is given, this Lease and the Term shall come to an end and expire on the Earlier Termination Date with the same effect as if it were the date originally fixed in this Lease for the end of the Term of this Lease, and the Rent shall be apportioned as of said Earlier Termination Date and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

     The failure by Landlord to exercise its option under this Article with respect to any assignment or subletting shall not be deemed a waiver of such option with respect to any extension of such sublease or any subsequent assignment or subletting. Tenant shall reimburse Landlord promptly, as Additional Rent, for reasonable legal and other expense incurred by Landlord in connection with any request by Tenant for any consent required under the provisions of this Article.

     Notwithstanding the foregoing, Tenant may, following notice to Landlord but without the requirement of obtaining Landlord's consent or affording Landlord an opportunity to terminate this Lease, and so long as Tenant is not in default beyond the applicable grace or cure period at the time of such notice or at any time thereafter until the effective date of the assignment or the commencement date of the term of the subletting (as the case may be), assign this Lease or sublease all or any portion of the Demised Premises to any entity which is a parent, subsidiary or affiliate of Tenant or assign this Lease to any entity with which Tenant may merge or consolidate or which results from any such merger or consolidation or to which Tenant may sell all or substantially all of its assets as a going concern (such entity with which Tenant may merge or consolidate or which results from any such merger or consolidation or to which Tenant may sell all or substantially all of its assets as aforesaid being hereinafter referred to as a "Successor"), provided however that, forthwith upon any assignment allowed pursuant to this paragraph, Tenant shall deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord which contains an appropriate covenant of assumption by such assignee, and provided further that in the case of any such assignment to a Successor, such Successor shall have financial resources and a general business reputation comparable to those of Tenant as of the time of such assignment.

     The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises or be deemed to be the written consent of Landlord mentioned in this Article, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

     If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may at any time and from time to time following any default by Tenant hereunder beyond the applicable grace period, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the Rent and other charges herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting or occupancy shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting or occupancy.

15.  MISCELLANEOUS COVENANTS

     15.1 RULES AND REGULATIONS. Tenant and Tenant's servants, employees, agents, visitors and licensees will faithfully observe such Rules and Regulations as are attached hereto as Exhibit C and made a part hereof or as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant and which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Property, or the preservation of good order therein, or the operation or maintenance of the Property, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control. Such Rules and Regulations shall be applied in a non-discriminatory manner so as to be generally applicable to other tenants of the Building whose permitted business activities are comparable to those of Tenant hereunder, provided however that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees or licensees. Notwithstanding any conflicting provisions of Exhibit C or any other Rules and Regulations, Tenant be entitled within the Demised Premises to make use of microwave ovens and other food preparation equipment not requiring exterior venting.

     15.2 ACCESS TO PREMISES - SHORING. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof and are concealed wherever practicable below floors, above finished ceilings or beyond finished walls;
(ii) permit the Landlord and any Mortgagee to have free and unrestricted access to and to enter upon the Demised Premises at all reasonable hours upon prior oral or written notice (except in case of emergency) for the purposes of inspection or of making repairs, replacements or improvements in or to the Demised Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Demised Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times upon prior oral or written notice, to show the Demised Premises during ordinary business hours to any Mortgagee, prospective purchaser of any interest of Landlord in the Property, prospective Mortgagee, or prospective assignee of any Mortgage, and during the period of twelve months next preceding the Termination Date to any person contemplating the leasing of the Demised Premises or any part thereof. If Tenant shall not be personally present to open and permit any entry into the Demised Premises at any time when for any reason an entry therein shall be necessary or permissible following notice (to the extent hereinabove required), Landlord or Landlord's agents must nevertheless be able to gain such entry by contacting a responsible representative of Tenant, whose name, address and telephone number shall be furnished by Tenant, or (at Landlord's election) by using keys to the Demised Premises in Landlord's possession. Locks serving the Demised Premises shall not be altered or replaced, nor shall new locks be added by Tenant without the prior written consent of Landlord in every case (which consent shall not be unreasonably withheld or delayed). Provided that Landlord shall (except in case of emergency) incur no additional expense thereby, Landlord shall exercise its rights of access to the Demised Premises permitted under any of the terms and provisions of this Lease (including Landlord's right to keep and store materials, tools and equipment therein as hereinabove set forth) in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the Demised Premises. If an excavation shall be made upon land adjacent to the Demised Premises or shall be authorized to be made, Tenant shall afford, to the person causing or authorized to cause such excavation (subject to the same provisions applicable hereunder in the case of work to be performed by Landlord), license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damage or indemnity against Landlord, or diminution or abatement of Rent.

     15.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Tenant shall give to Landlord prompt notice of any fire or accident in the Demised Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building's systems located in, or passing through, the Demised Premises.

     15.4 SIGNS, BLINDS AND DRAPES. Tenant shall not place any signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Demised Premises. Landlord shall include Tenant's name (together with the names of up to seven (7) authorized subtenants and/or individuals having offices in the Demised Premises) in any standard Building directory maintained by Landlord and shall affix, or permit Tenant to affix, signage outside the main entryway of the Demised Premises identifying Tenant as an occupant thereof, provided however that the exact size, design and location of any such sign shall be subject to Landlord's prior approval. No blinds may be put on or in any window nor may any Building drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not, without the prior written approval of Landlord, in any way interfere with any Building drapery or blinds or be visible from the exterior of the Building.

     15.5 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provisions or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of any interest of Landlord in the Property, any Mortgagee or prospective Mortgagee, any prospective assignee of any Mortgage, or any other party reasonably designated by Landlord.

     15.6 PROHIBITED ITEMS. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises or elsewhere in the Building any hazardous, inflammable, combustible or explosive fluid, material, chemical or substance (except such as are related to Tenant's use of the Demised Premises, provided that the same are stored and handled in a proper fashion consistent with applicable legal standards).

     15.7 REQUIREMENTS OF LAW - FINES AND PENALTIES. Tenant at its sole expense shall comply with all laws, rules, orders and regulations of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to and arising out of Tenant's use or occupancy of the Demised Premises, provided however that Landlord shall be responsible for compliance therewith to the extent necessary to allow the continued use of the Demised Premises for general office purposes. In particular, Tenant shall be responsible for compliance with requirements imposed by the Americans with Disabilities Act relative to the layout of the Demised Premises and any work performed by Tenant therein, including without limitation all such requirements applicable to removing barriers, furnishing auxiliary aids and insuring that, whenever alterations are made, the affected portions of the Demised Premises are readily accessible to and usable by individuals with disabilities. Notwithstanding the foregoing, Landlord shall be responsible for compliance with any requirements imposed by said Act relative to the entryways, elevators and other common areas of the Property. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

     15.8 TENANT'S ACTS - EFFECT ON INSURANCE. Tenant shall not do or permit to be done any act or thing upon the Demised Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein and shall not do, or permit to be done, any act or thing upon the Demised Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted on the Demised Premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the Demised Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Demised Premises in a manner which shall increase such insurance rates on the Building or on property located therein, over that applicable when Tenant first took occupancy of the Demised Premises hereunder (unless Tenant pays such increase). If by reason of failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant. Landlord acknowledges that the installation and use of a generator in accordance with Section 27.9 will not violate the provisions of this Section or require Tenant to pay any increased insurance premiums hereunder.

     15.9 MISCELLANEOUS. Tenant shall not suffer or permit the Demised Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced.

16.  DAMAGE BY FIRE, ETC.

     Landlord shall keep in force casualty insurance with respect to the Building in an amount approximately equal to the full replacement cost thereof. Such insurance shall afford protection against fire and the other perils customarily covered by a so-called "all risk" policy.

     In the event of loss of, or damage to, the Demised Premises or the Building by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:

          (a) If the Demised Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Landlord, upon receiving such notice, shall proceed promptly and with due diligence, subject to unavoidable delays, to repair, or cause to be repaired, such damage. If the Demised Premises or any part thereof shall be rendered untenantable by reason of such damage, whether to the Demised Premises or to the Building, Yearly Fixed Rent and Additional Rent payable pursuant to Sections 6.2 and 6.3 shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired.

          (b) If, as a result of fire or other casualty, the whole or a substantial portion of the Building or the Demised Premises is rendered untenantable, Landlord, within ninety (90) days from the date of such fire or casualty, may terminate this Lease by notice to Tenant, specifying a date not less than twenty (20) nor more than forty (40) days after the giving of such notice on which the Term of this Lease shall terminate. If Landlord does not so elect to terminate this Lease, then Landlord shall proceed with diligence to repair the damage to the Demised Premises and all facilities serving the same, if any, which shall have occurred, and the Yearly Fixed Rent and Additional Rent payable pursuant to Sections 6.2 and 6.3 shall meanwhile proportionately abate, all as provided in Paragraph (a) of this Section. However, if such damage is not repaired and the Demised Premises restored to substantially the same condition as they were prior to such damage within six (6) months from the date of such damage, Tenant within thirty (30) days from the expiration of such six
(6) month period or from the expiration of any extension thereof by reason of unavoidable delays as hereinafter provided, may terminate this Lease by notice to Landlord, specifying a date not more than sixty (60) days after the giving of such notice on which the Term of this Lease shall terminate.

The period within which the required repairs may be accomplished shall be extended by the number of days, not to exceed ninety (90) days, lost as a result of unavoidable delays, which term shall be defined to include all delays referred to in Article 24.

          (c) If the Demised Premises shall be rendered untenantable by fire or other casualty during the last year of the Term of this Lease, either party may terminate this Lease effective as of the date of such fire or other casualty upon notice to the other given within thirty (30) days after such fire or other casualty.

          (d) Landlord shall not be required to repair or replace any of Tenant's business machinery, equipment, cabinet work, furniture, personal property or other installations made by Tenant (all of which shall, however, be restored by Tenant within a reasonable time after Landlord shall have completed any repair or restoration required under the terms of this Article), and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. Any insurance proceeds received by Tenant in connection with such loss or damage shall be applied by Tenant to such repair or restoration to the extent reasonably necessary to accomplish the same.

          (e) The provisions of this Article shall be considered an express agreement governing any instance of damage or destruction of the Building or the Demised Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.

          (f) In the event of any termination of this Lease pursuant to this Article, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Termination Date.

          (g) Landlord's Architect's certificate, given in good faith, shall be deemed conclusive of the statements therein contained and binding upon Tenant with respect to the performance and completion of any repair or restoration work undertaken by Landlord pursuant to this Article or Article 18.

17.  WAIVER OF SUBROGATION

     In any case in which Tenant shall be obligated under any provision of this Lease to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, if not actually procured by Landlord.

     In any case in which Landlord shall be obligated under any provision of this Lease to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, if not actually procured by Tenant.

     The parties hereto shall each endeavor to procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy covering the Demised Premises and the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses and/or endorsements of waiver of subrogation or consent to a waiver of right of recovery each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clauses and/or endorsements or clauses and/or endorsements consenting to a waiver of right of recovery and shall be co-extensive therewith. If either party may obtain such clause or endorsement only upon payment of an additional premium, such party shall promptly so advise the other party and shall be under no obligation to obtain such clause or endorsement unless such other party pays the premium.

18.  CONDEMNATION - EMINENT DOMAIN

     In the event that the whole or any part of the Building shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by the Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the Demised Premises or of the means of access thereto within the perimeter of the Property shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

     Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Demised Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the Term hereof shall expire as of the effective termination date as fully and completely as if such date were the date herein originally scheduled as the Termination Date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the Demised Premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Yearly Fixed Rent and Additional Rent payable pursuant to Sections 6.2 and 6.3, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Demised Premises and the means of access thereto, shall be permanently abated, and (ii) a just proportion of the remainder of the Yearly Fixed Rent and Additional Rent payable pursuant to Sections 6.2 and 6.3, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Demised Premises and the means of access thereto, shall be abated until what remains of the Demised Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive and retain all such compensation and damages, grants to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agrees to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the Demised Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date.

19.  DEFAULT

     19.1 CONDITIONS OF LIMITATION - RE-ENTRY - TERMINATION. This Lease and the herein term and estate are upon the condition that if (a) Tenant shall neglect or fail to perform or observe any of the Tenant's covenants herein, including (without limitation) the covenants with regard to the payment when due of Rent; or (b) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (c) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors; or (d) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or (e) a receiver, sequester, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or a substantial part of Tenant's property and such appointment shall not be vacated within sixty (60) days; or (f) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganization, arrangements, compositions or other relief from creditors, and, in the case of any such proceeding instituted against it, if Tenant shall fail to have such proceeding dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding; or (g) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 14 hereof - then, and in any such event (except as hereinafter in Article 19.2 otherwise provided) Landlord may, in a manner consistent with applicable law, immediately or at any time thereafter declare this Lease terminated by notice to Tenant, in which case (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant and without prejudice to Tenant's liability for damages as hereinafter stated), this Lease shall terminate. As used in items (b), (c),
(e) and (f) of this Section, the term "Tenant" shall also be deemed to refer to any guarantor of Tenant's obligations hereunder.

     19.2 DAMAGES - ASSIGNMENT FOR BENEFIT OF CREDITORS.
[Intentionally Omitted]

     19.3 DAMAGES - TERMINATION. Upon the termination of this Lease under the provisions of this Article, then except as hereinabove in Section 19.2 otherwise provided, Tenant shall pay to Landlord the Rent payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:
          (x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Subparagraph (y), below), (i) the aggregate of the Rent projected over the period commencing with such time and ending on the originally-scheduled Termination Date as stated in Article 1 exceeds (ii) the aggregate projected rental value of the Demised Premises for such period, or,
          (y) amounts equal to the Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the originally-scheduled Termination Date as specified in Article 1, provided, however, if Landlord shall re-let the Demised Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting. Landlord shall endeavor in good faith to mitigate damages payable pursuant to the provisions of this subparagraph.

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

     Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     19.4 FEES AND EXPENSES. If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, subject (except in case of emergency) to notice and expiration of the applicable grace period, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including without limitation reasonable attorneys' fees, in instituting, prosecuting and/or defending any action or proceeding arising by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord.
Without limiting the generality of the foregoing, in the event that any Rent is more than ten (10) days in arrears, Tenant shall pay, as Additional Rent, a delinquency charge equal to two and one-half percent (2-1/2%) of the arrearage for each calendar month (or fraction thereof) during which it remains unpaid.

     19.5 LANDLORD'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including without limitation the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     19.6 GRACE PERIOD. Notwithstanding anything to the contrary in this Article contained, Landlord agrees that this Lease will not terminate and that Landlord will not take any action to terminate this Lease (a) for default by Tenant in the payment when due of Rent, if Tenant shall cure such default within ten (10) days after written notice thereof given by Landlord to Tenant, or (b) for default by Tenant in the performance of any other covenant, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or with respect to covenants other than to pay a sum of money within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty
(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty (30)-day period for the curing of any such default unless, not more than twenty-five (25) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall as soon as may be reasonable duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the covenant or condition the breach of which gave rise to the default had, by reason of a breach on a prior occasion during the preceding twelve (12) month period, been the subject of a notice hereunder to cure such default.

20.  END OF TERM - ABANDONED PROPERTY

     Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Demised Premises and all alterations and additions thereto which Tenant is not entitled or required to remove under the provisions of this Lease, broom clean in good order, repair and condition excepting only reasonable use and wear and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal thereof falls on a day other than a Business Day, this Lease shall expire on the Business Day immediately preceding.

     Any personal property in which Tenant has an interest which shall remain in the Building or on the Demised Premises after the expiration or termination of the Term of this Lease shall be conclusively deemed to have been abandoned, and may be disposed of in such manner as Landlord may see fit; provided, however, notwithstanding the foregoing, that Tenant will, upon request of Landlord made not later than thirty (30) days after the expiration or termination of the Term hereof, promptly remove from the Building any such personal property or, if any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Rent payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 19 hereof or pursuant to law, with the balance if any, to be paid to Tenant.

21.  RIGHTS OF MORTGAGEES

     21.1 SUPERIORITY OF LEASE. Except to the extent that it may be provided otherwise by written agreement between Tenant and a Mortgagee, this Lease shall be superior, and shall not be subordinated, to a Mortgage or to any other voluntary lien or encumbrance affecting the Land or Building or any part thereof and hereafter granted by Landlord. Any Mortgagee shall have the right, at its option, to subordinate its Mortgage to this Lease, in whole or in part, by recording a unilateral declaration to such effect.

     21.2 ENTRY AND POSSESSION. Upon entry and taking possession of the Property by a Mortgagee, for the purpose of foreclosure or otherwise, such Mortgagee shall have all the rights of Landlord, and shall be liable to perform all the obligations of Landlord arising during the period of such possession, provided, however, that upon the return of possession to Landlord by such Mortgagee, such rights and obligations of Mortgagee shall cease until a subsequent entry.

     21.3 RIGHT TO CURE. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to first Mortgagees of record, if any, and to any other Mortgagees of whom Tenant has been given written notice, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such Mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this paragraph shall be deemed to impose any obligation on any such Mortgagees to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Land and Building if any such Mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist, provided that such Mortgagee shall investigate the condition complained of within thirty (30) days after notice thereof and thereafter pursue any required corrective action with all due diligence.

     21.4 PREPAID RENT. No Rent shall be paid more than thirty (30) days prior to the due dates thereof and, as to a first Mortgagee of record and any other Mortgagees of whom Tenant has been given written notice, payments made in violation of this provision shall (except to the extent that such rents are actually received by such Mortgagee) be a nullity as against such Mortgagee and Tenant shall be liable for the amount of such payments to such Mortgagee.

     21.5 CONTINUING OFFER. The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a Mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such Mortgagee; every such Mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name was written hereon as such; and such Mortgagee shall be entitled to enforce such provisions in its own name.

     21.6 SUBORDINATION. Notwithstanding the foregoing provisions of this Article, Tenant agrees, at Landlord's request, to execute and deliver promptly any certificate or other instrument which Landlord may request subordinating this Lease and all rights of Tenant hereunder to any Mortgage, and to all advances made under such Mortgage and/or agreeing to attorn to such Mortgagee in the event that it succeeds to Landlord's interest in the Property, provided that (i) the holder of any such Mortgage shall execute and deliver to Tenant a non-disturbance agreement to the effect that, in the event of any foreclosure of such Mortgage, such holder will not name Tenant as a party defendant to such foreclosure nor disturb its possession under the Lease and will otherwise recognize Tenant's rights hereunder, or (ii) any such Mortgage shall contain provisions substantially to the same effect as those contained in such a non-disturbance agreement. Landlord warrants and represents that the Property is not presently subject to any Mortgage

     21.7 LIMITATIONS ON LIABILITY.  Nothing contained in the foregoing
Section 21.6 or in any such non-disturbance agreement or non-disturbance provision shall however, affect the prior rights of the holder of any Mortgage with respect to the proceeds of any award in condemnation or of any fire insurance policies affecting the Building, or impose upon any such holder any liability (i) for the erection or completion of the Building, or
(ii) in the event of damage or destruction to the Building or the Demised Premises by fire or other casualty, for any repairs, replacements, rebuilding or restoration except such repairs, replacements, rebuilding or restoration as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to, such holder, or (iii) for any default by Landlord under the Lease occurring prior to any date upon which such holder shall become Tenant's landlord, or (iv) for any credits, offsets or claims against the Rent as a result of any acts or omissions of Landlord committed or omitted prior to such date, or (v) for return of any security deposit or other funds unless the same shall have been received by such holder, and any such agreement or provision may so state.

22.  QUIET ENJOYMENT

     Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Demised Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to all Mortgages to which this Lease is subject and subordinate.

     Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon any demand of any sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for any lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Demised Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, county, state or federal governments. Landlord shall endeavor to give Tenant prior oral or written notice of any access to the Demised Premises hereunder unless prohibited from doing so by the person making such demand.

23.  ENTIRE AGREEMENT - WAIVER - SURRENDER

     23.1 ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Nothing herein shall prevent the parties from agreeing to amend this Lease and the Exhibits made a part hereof as long as such amendment shall be in writing and shall be duly signed by both parties.

     23.2 WAIVER. The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or (in the case of Landlord) any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant or subtenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     23.3 SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Demised Premises.

24.  INABILITY TO PERFORM - EXCULPATORY CLAUSE

     Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant to pay Rent hereunder and perform all other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing so by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

     Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (which term shall include, without limitation any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed or undisclosed, of Landlord or any managing agent) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall Landlord ever be liable for consequential damages.

25.  BILLS AND NOTICES

     Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall (except as otherwise herein specified) be in writing and either delivered or served personally or sent by certified or registered mail, return receipt requested, in a postpaid envelope, deposited in the United States mails addressed to the respective party at its Address as stated in Article 1, or if any Address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed Address. Either party may at any time change the Address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed Address, provided such changed address is within the United States. Any such notice, consent, request, bill, demand or statement shall be effective when received or refused.

     All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty
(30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of Rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of Rent.

26.  PARTIES BOUND - SEIZIN OF TITLE

     The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 14 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 19 hereof.

     If in connection with or as a consequence of the sale, transfer or other disposition of the real estate (Land and/or Building, either or both, as the case may be) of which the Demised Premises are a part Landlord ceases to be the owner of the reversionary interest in the Demised Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder accruing thereafter on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord. Landlord shall, upon any such sale, transfer or other disposition, remit to Landlord's successor the security deposit referenced in Section 27.7.

27.  MISCELLANEOUS

     27.1 SEPARABILITY. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

     27.2 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

     27.3 BROKER. Each party represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of space in the Building, with any broker or had its attention called to the Demised Premises or other space to let in the Building, by any broker other than the Broker listed in Article 1 whose commission shall be the responsibility of Landlord. Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any other broker, person or firm, with whom such party has dealt in connection with the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building.

     27.4 GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     27.5 ASSIGNMENT OF LEASE AND/OR RENT. With reference to any assignment by Landlord of its interest in this Lease and/or the Rent payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a Mortgage on the Building, Landlord and Tenant agree:

          (a) that the execution thereof by Landlord and acceptance thereof by such Mortgagee shall never be deemed an assumption by such Mortgagee of any of the obligations of the Landlord hereunder, unless such Mortgagee shall, by written notice sent to the Tenant, specifically otherwise elect; and

          (b) that, except as aforesaid, such Mortgagee shall be treated as having assumed the Landlord's obligations hereunder only upon foreclosure of such Mortgagee's Mortgage and the taking of possession of the Demised Premises after having given notice of its intention to succeed to the interest of the Landlord under this Lease.

     27.6 NOTICE OF LEASE. Neither party shall record this Lease in any Registry of Deeds or Registry District, provided however that either party shall at the request of the other, execute and deliver a recordable Notice of this Lease in the form prescribed by Chapter 183, Section 4 of the Massachusetts General Laws.

     27.7 SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of a deposit in the amount of $16,764.34 to be held by Landlord during the Term of this Lease as security for the full, faithful and punctual performance by Tenant of all the covenants of this Lease on Tenant's part to be performed, it being understood that said deposit is not to be considered prepaid rent, nor shall damages be limited to the amount of said deposit, nor shall Landlord be required, because of said deposit, to waive its right under
Article 19 to terminate this Lease in the event of default. Said deposit shall be refunded to Tenant, without interest, subject to any deductions necessary on account of Tenant's failure to satisfactorily comply with its covenants hereunder, following the fifth (5th) anniversary of the Term Commencement Date, so long as Tenant has not prior thereto been in default hereunder beyond the applicable grace or cure period, or otherwise following the termination of the Term of this Lease.

       27.8 PARKING. So long as this Lease remains in full force and effect, Landlord shall allocate to Tenant three (3) unreserved parking spaces in the garage owned by Landlord at 17 Farnsworth Street, Boston, Massachusetts. Tenant shall comply with all regulations imposed by Landlord or the operator of any parking facility used by Tenant hereunder, including without limitation payment of such fees (currently $170 per space on a monthly basis) as may be generally applicable from time to time. To the fullest extent permitted by law, Landlord shall have no responsibility for securing any such parking facility, nor shall Landlord be liable for any theft, injury or damage occurring therein.

     27.9 EXTERIOR FACILITIES. Landlord will allow Tenant, at Tenant's sole cost and expense, to the extent permitted by law, and subject in all respects to the provisions of this Lease, to install, maintain and connect to the Demised Premises (a) an emergency electrical generator to be placed in the location shown on Exhibit F attached hereto and made a part hereof and connected to the Demised Premises through a separate electrical riser extending from said generator to the electrical room on the first floor of the Building and thence vertically within the Building's electrical closets and (b) various heating, ventilating and air conditioning units to be placed in locations acceptable to Landlord on the roof of the Building and connected therefrom through said roof to the Demised Premises (said generator and units being hereinafter collectively referred to as the "Facilities"). All terms and conditions of this Lease governing alterations, installations, additions and improvements within the Demised Premises shall be deemed to apply to the Facilities (including for purposes hereof all equipment related thereto). Without limiting the generality of the foregoing, (a) Tenant shall keep the Facilities in good order and condition and make all repairs and replacements to the Building as may be necessitated in whole or in part by the installation, maintenance or operation thereof; (b) Tenant shall comply with all laws, rules, orders, regulations and directions imposed by law with respect to the Facilities; (c) Landlord shall have the right to approve the exact design, size, materials and method of installation of the Facilities (which approval shall not be unreasonably withheld or delayed); (d) Tenant shall remove the Facilities at the end of the Term of this Lease and repair any damage to the Property arising from such removal; and (e) Tenant shall purchase the energy required for operation of the Facilities.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal, all as of the day and year first above written.

                              LANDLORD:

                              BOSTON WHARF CO.


                              By
                                --------------------------------------------
                              On behalf of P & O Properties Boston Inc. and Summer St. Properties Inc., its sole General Partners


                              TENANT:

                              INVESTMENT TECHNOLOGY GROUP, INC.

                              By
                                --------------------------------------------
                              Its
                                 -------------------------------------------
                                    (duly-authorized) title

                                      EXHIBIT A

                              [PLAN OF DEMISED PREMISES]

                                      EXHIBIT B

                            SCHEDULE OF CLEANING SERVICES

NIGHTLY

Empty wastebaskets and replace plastic liners as needed (liners to be paid for by tenant).

Empty and damp wipe ashtrays.

Dust furniture and fixtures, office equipment, ledges, windowsills, telephones and bookshelves.

Spot clean walls around door frames and light switches. Clean and sanitize drinking fountains. Damp wipe desk and table tops.

Vacuum carpeting.

Spot clean carpeting.

Dry mop composition floors using chemically treated dry mops.

Spot mop composition floors.

Vacuum and/or sweep and dust stairways.


LOBBY

Damp wipe elevator doors and walls.

Dust elevator doors and walls.

Clean elevator tracks.

Vacuum elevator rugs.

Wash entrance door glass.


CAFETERIA

Wash table tops in cafeteria.

Wipe down chairs in cafeteria.

COMPUTER ROOM

Special care in cleaning of computer room.


LAVATORIES

Wash and disinfect sinks, commodes and urinals. Wash and polish mirrors and bright work. Empty receptacles and remove to central area. Dust partitions, dispensers and receptacles.

Replenish toilet tissue, paper towel and hand soap dispensers (supplies to be furnished by Landlord).

Sweep, wash and disinfect floors.

Wash and polish all marble.


WEEKLY

Dust bottoms of chairs, typewriter tables, etc.

Remove fingerprints and smudges from doors, door frames, and partitions.

Wash composition floors.

Spray buff composition floors.

Wash stairs.


MONTHLY

Dust venetian blinds.

Wash and redress composition floors.


QUARTERLY

Dust ceiling diffusers.

Machine strip and refinish composition floors.

WINDOW CLEANING

Wash and clean interior and exterior windows including all metal mullions and sashes, which shall be wiped clean during the window cleaning operation once every three (3) months.

                                   EXHIBIT C

                             RULES AND REGULATIONS


     .1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

     .2. No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens, or other fixtures must be of a quality type, design and color, and attached in a manner, approved by Landlord.

     .3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant or of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

     .4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

     .5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other parts of the Building.

     .6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

     .7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of the Landlord, and as Landlord may direct. No tenant or occupant shall install any carpeting in the premises demised to such tenant or occupant except in manner approved by Landlord and in accordance with the following minimum specifications:

     Padding - 40 ounces in weight per square yard
     Carpeting - 25 ounces in face weight per square yard

     .8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. Bicycles may be stored in racks, if any, furnished for such purpose by Landlord in a common area of the Property. No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

     .9. Without the prior consent of Landlord, no space in the Building shall be used for manufacturing, or for the sale of merchandise, goods or property of any kind at auction.

     .10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or windows.

     .11. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, storage areas, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

     .12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture, or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Building Rules or the provisions of such tenant's lease.

     .13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

     .14. No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning towels or other like service, from any company or person not approved by Landlord, such approval not unreasonably to be withheld.

     .15. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

     .16. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 8:00 a.m. on Business Days and otherwise at all hours, all unauthorized persons.

     .17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and windows closed.

     .18. No premises shall be used, or permitted to be used, for lodging or sleeping, or for any immoral or illegal purpose.

     .19. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

     .20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

     .21. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

     .22. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord. If any such matter requires special handling, only a person holding a Master Rigger's license shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight. Whenever any passenger elevator is used for the transport of freight, protective padding furnished by Landlord shall be attached to the side and rear walls of said elevator during such use.

     .23. The requirements of tenants will be attended to only upon application at the office of the building. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the managing agent of the building.

     .24. The possession of any lighted cigarette, cigar, pipe or other smoking articles shall be prohibited throughout the Building and the sidewalks adjoining the Building.

                                   EXHIBIT D

                              APPROVED CONTRACTORS

                                   EXHIBIT E

               PLANS AND SPECIFICATIONS FOR TENANT'S INITIAL WORK

                                   EXHIBIT F

                        PLAN SHOWING GENERATOR LOCATION